Exhibit 99.1

Unity Bank to Present at Investor Conference

          CLINTON, N.J., Nov. 3 /PRNewswire-FirstCall/ -- Unity Bancorp, Inc. (Nasdaq: UNTY), parent company of Unity Bank, announced today that it will be presenting in the Mid-Atlantic 2006 Super-Community Bank Conference in Philadelphia, Pennsylvania to be held on November 6th and 7th.  James A. Hughes, President and Chief Executive Officer and Alan Bedner, Chief Financial Officer, will be presenting on November 6th at 5:40 pm. Mr. Hughes will discuss the strategic direction of Unity Bancorp and its history from 1991. Mr. Bedner will highlight Unity’s financial results.

          The Super-Community Bank Conference will be web-cast, and is available on www.unitybank.com and www.super-communitybanking.com/midatlantic.htm.

          Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with $672 million in assets and $557 million in deposits. Unity Bank provides financial services to retail, corporate & small business customers through its’ 14 retail service centers located in Hunterdon, Middlesex, Somerset, Union and Warren counties in New Jersey. For additional information about Unity visit our website at www.unitybank.com or call 800 618-BANK.

          This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals. These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.

SOURCE  Unity Bancorp, Inc.
          -0-                                                          11/03/2006
          /CONTACT:  News Media & Financial Analysts, Alan J. Bedner, EVP, Chief Financial Officer of Unity Bancorp, Inc., +1-908-713-4308/
          /Web site:  http://www.unitybank.com /